REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and Board of Trustees
The Saratoga Advantage Trust
Garden City, New York

In planning and performing our audits of the financial
statements of Large Capitalization Value Portfolio, Large
Capitalization Growth Portfolio, Mid Capitalization
Portfolio, Small Capitalization Portfolio, International
Equity Portfolio, Health & Biotechnology Portfolio,
Technology & Communications Portfolio, Energy & Basic
Materials Portfolio, Financial Services Portfolio,
Investment Quality Bond Portfolio, Municipal Bond
Portfolio and U.S. Government Money Market Portfolio,
each a series of shares of The Saratoga Advantage Trust
for the year ended August 31, 2007, in accordance with
the standards of the Public Company Accounting Oversight
Board (United States), we considered their internal control
over financial reporting, including control activities for
safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Funds
internal control over financial reporting.   Accordingly,
we express no such opinion.


The management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.   In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.   A
companys internal control over financial reporting is a
process designed to provide reasonable assurance regarding
the reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles.   Such
internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of
a control does not allow management or employees, in the
normal course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.   A
significant deficiency is a control deficiency, or
combination of control deficiencies, that adversely affects
the companys ability to initiate, authorize, record,
process or report financial data reliably in accordance
with generally accepted accounting principles such that
there is more than a remote likelihood that a misstatement
of the companys annual or interim financial statements
that is more than inconsequential will not be prevented
or detected.   A material weakness is a significant
deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of August 31, 2007.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of The Saratoga Advantage Trust and the Securities and
Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
October 12, 2007